MORTGAGE NOTE

$1,300,000.00                                            Dated: December 1, 1995

         FOR VALUE RECEIVED, RONSON CONSUMER PRODUCTS CORPORATION, a New Jersey Corporation ("Ronson Consumer") and RONSON CORPORATION, a New Jersey Corporation ("Ronson") (Ronson Consumer and Ronson are collectively and individually referred to as the "Borrower"), with offices located at Corporate Park III, Campus Drive, Post Office Box 6707, Somerset, New Jersey, promises to pay to the order of UNITED JERSEY BANK, a New Jersey banking corporation (the "Bank"), at its offices located at 210 Main Street, Hackensack, New Jersey, or at such other place or places as the Bank may designate, the sum of One Million Three Hundred Thousand ($1,300,000.00) Dollars (the "Mortgage Loan"), without defalcation or discount, for value received, with interest thereon from the date hereof at the annual rate of Eight and three-quarters of One (8.75%) percent calculated on the basis of a 360-day year for actual days elapsed, all in lawful money of the United States, as follows: in sixty (60) equal and consecutive monthly installments of principal and interest of Eleven Thousand Five Hundred Eighty Nine and 24/100 ($11,589.24) Dollars, calculated as aforesaid, commencing on January 1, 1996 and continuing on the first day of each and every month thereafter until November 1, 2000 with one (1) final payment due on December 1, 2000 at which time the balance of principal, any and all unpaid interest thereon, and any other sums due under this Mortgage Note (the "Note") shall be due and payable.

         The Borrower shall have the right and privilege of prepaying, at any time, all or any portion of the outstanding principal amount of the Mortgage Loan provided, however, that a prepayment premium shall be paid if all, or any portion, of the Mortgage Loan is prepaid according to the following schedule:

                  1. If the prepayment is made during the first year of the Mortgage Loan, the prepayment fee shall be three (3%) percent of the amount of the Mortgage Loan prepaid;

                  2. If the prepayment is made during the second year of the Mortgage Loan, the prepayment fee shall be two (2%) percent of the amount of the Mortgage Loan prepaid;

                  3. If the prepayment is made during the third year from the date of this Note, the prepayment fee shall be two (2%) percent of the amount of the Mortgage Loan prepaid;

                  4. If the prepayment is made during the fourth year from the date of this Note, the prepayment fee shall be one (1%) percent of the maximum amount of the Mortgage Loan prepaid;

                  5. Prepayment will be permitted without a prepayment fee during the fifth year of the Mortgage Loan.

         All payments to be made hereunder shall be automatically charged to an account of the Borrower at the Bank, and sufficient funds shall be maintained in Borrowers' accounts for said charge.

         This Note is made in accordance with a certain Mortgage and Security Agreement dated of even date herewith and executed and delivered by Ronson Consumer to the Bank (the "Mortgage"). Payment of the Obligations due under this
Note is secured by, inter alia, a first priority lien and security interest in the Mortgaged Premises defined in the Mortgage which consists of certain property located at 3 and 6 Ronson Drive, Woodbridge, New Jersey (the "Property"), and by a certain Assignment of Rents and Leases executed by Ronson Consumer dated of even date herewith (the "Assignment"). All capitalized terms not specifically defined herein shall be deemed to have the same definition provided for such terms in the Mortgage. This Mortgage Note is the Note referred to in and is subject to the terms and conditions of the Mortgage. In the event of any ambiguity between the terms of this Mortgage Note and the Mortgage, then the terms of the Mortgage shall govern. An event of default under the Mortgage shall be an event of default under this Note.

         The  Mortgage,  this  Note,  the  Assignment  and all  other  writings,
documents,   and  agreements   delivered   pursuant  thereto,   are  hereinafter
collectively and severally referred to as the "Loan Documents".

         The Bank may have made loans to the Borrower and may make additional loans in the future to the Borrower and may advance sums in the future on behalf of the Borrower or to protect the security of the Property or liens thereon, at any time before the satisfaction of this Note and the Mortgage, and all such sums shall be secured by this Note, the Mortgage, the Assignment and the liens thereof.

         Notwithstanding anything herein to the contrary, if the Borrower defaults in the performance of any of the terms or provisions of this Note or the Loan Documents, the principal sum or so much of the principal remaining unpaid with all interest accrued thereon shall, at the option of the Bank and without notice, become due and payable immediately, and interest on the principal sum shall thereafter be computed at the rate of two percent (2.0%) percent in excess of the interest rate chargeable under this Note, computed on the basis of actual days elapsed and a year of 360 days, unless prohibited by law, which interest shall be payable monthly. Payment of the foregoing may be enforced and recovered at any time by one or more of the remedies provided to the Bank in this Note, the Mortgage or the Assignment, with it being specifically understood and agreed that the default provisions as set forth in the Mortgage shall govern in the event of any conflict in such provisions in the aforesaid instruments.

         In the event any scheduled payment of principal or interest due hereunder is received by the Bank more than ten (10) days after the date due, there shall be due a late charge of five (5%) percent of such payment, which late charge shall be not less than Twenty-five ($25.00) Dollars nor more than Two Thousand Five Hundred ($2,500.00) Dollars. Any payment received later than 3:00 p.m on any banking day shall be deemed to have been received on the next succeeding banking day. Such late charge represents the cost to Bank in processing late payments and shall not be deemed to constitute additional principal or interest. All late charges assessed by the Bank are immediately due and payable.

         In the event it should become necessary to employ counsel to protect, collect or enforce this Note, the Borrower agrees to pay (to the extent permitted by applicable law) costs and reasonable attorneys' fees incurred by the Bank in collecting or enforcing payment thereof.

         Any failure by the Bank to insist upon strict performance by the Borrower of any of the terms and provisions of this Note or of the Mortgage shall not be deemed to be a waiver of any of the terms or provisions thereof, and the Bank shall have the right thereafter to insist upon strict performance by the Borrower of any and all of them.

         Presentment, demand of payment, notice of dishonor or nonpayment, protest, notice of protest on this Note, and the giving of notice of default or other notice to any party liable on this Note are hereby waived by the Borrower. It is expressly agreed that the maturity of this Note, or any payment hereunder, may be extended or modified from time to time without in any way affecting the liability of the Borrower.

         The words "Borrower" and "Bank" include singular and plural, individual or corporation, and the respective heirs, executors, administrators, successors and assigns of the Borrower or the Bank, as the case may be. The use of any gender applies to all genders. If more than one party is named as Borrower, the obligation hereunder of each such party is joint and several.

         IN WITNESS WHEREOF, the Borrower has executed this instrument the day and year first above mentioned.


Witness:                               RONSON CONSUMER PRODUCTS
                                       CORPORATION

/s/Alberta D. Gladis                   By: /s/Daryl K. Holcomb
Alberta D. Gladis                          Daryl K. Holcomb, Controller
Assistant Secretary

                                       RONSON CORPORATION

/s/Alberta D. Gladis                   By: /s/Daryl K. Holcomb
Alberta D. Gladis                          Daryl K. Holcomb, Controller
Assistant Secretary